Exhibit 1

                    TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-25
*CUSIP:  21988G676   Class    A-1
         21988GAX4   Class    A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 4, 2006.


INTEREST ACCOUNT
----------------

Balance as of June 1, 2006.....                                                                       $0.00
         Scheduled Income received on securities.....                                                 $0.00
         Unscheduled Income received on securities.....                                               $0.00
         Interest portion of October 4, 2006 Call Price received October 4,                   $1,746,823.38
         2006 upon exercise of Call Warrants by 100% of the holders thereof.....

LESS:
         Distribution to Class A-1 Holders.....                                              -$1,019,418.02
         Distribution to Class A-2 Holders.....                                                -$727,405.36
         Distribution to Depositor.....                                                              -$0.00
         Distribution to Trustee.....                                                                -$0.00
Balance as of October 4, 2006.....                                                                    $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of June 1, 2006.....                                                                       $0.00
         Scheduled Principal received on securities.....                                              $0.00
         Principal portion of October 4, 2006 Call Price received October 4, 2006            $39,130,000.00
         upon exercise of Call Warrants by 100% of the holders thereof.....

LESS:
         Distribution of principal to Class A-1 Holders on October 4,                       -$39,130,000.00
         2006.....
         Distribution of principal to Class A-2 Holders on October 4,                                -$0.00
         2006.....
         Distribution of $39,130,000 principal amount of underlying                                  -$0.00
         securities to Call Warrants Holder on October 4, 2006.....
Balance as of October 4, 2006.....                                                                    $0.00

                  UNDERLYING SECURITIES HELD AS OF              October 4, 2006

            Principal
              Amount      Title of Security
            ---------     ----------------------------------------
              $0.00       Dominion Resources Capital Trust I 7.83%
                          Capital Securities due December 1, 2027
                          *CUSIP: 25746RAE6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.